Exhibit 99.1

FOR IMMEDIATE RELEASE
Investor Relations Contact:
Raphael Gross
203-682-8253
investors@frgi.com

Fiesta Restaurant Group, Inc. Reports Second Quarter 2018 Results
Pollo Tropical Quarterly Comparable Restaurant Sales Growth of 3.4%
Taco Cabana Quarterly Comparable Restaurant Sales Growth of 3.1%
July Comparable Restaurant Sales Increased 2.2% at Pollo Tropical and 8.8% at Taco Cabana

DALLAS, Texas - (Business Wire) - August 6, 2018 - Fiesta Restaurant Group, Inc. (“Fiesta” or the “Company”) (NASDAQ: FRGI), parent company of the Pollo Tropical® and Taco Cabana® restaurant brands, today reported results for the 13-week second quarter of 2018, which ended on July 1, 2018. The Company also provided an update on the continuing progress of its ongoing Strategic Renewal Plan (the "Plan") to drive long-term shareholder value creation.

Fiesta President and Chief Executive Officer Richard Stockinger said, “Our solid second quarter results are in-line with what we expected to see from our Plan, which is aimed at restoring our iconic brands to full strength and growth. Quarterly comparable restaurant sales grew over three percent at both Pollo Tropical and Taco Cabana, validating the tremendous job our teams are doing in executing our Plan. We believe our guests truly appreciate the heightened food quality and other hospitality improvements in place and this is reflected in both our rising Net Promoter Scores and our positive restaurant sales trajectory. However, our work is far from done. In the second half of 2018, we will introduce new delivery, catering and digital loyalty platforms to grow sales and upgrade our POS tablets to increase speed of service. We will also continue to innovate our product pipeline while continuing to rebalance our mix of broadcast, digital and social media and extend our local store marketing programs to drive increased awareness and frequency. Finally, we will test kiosks and complete the implementation of several initiatives already underway to improve food and labor costs.”

Mr. Stockinger continued, “Through July, we have reported eight consecutive months of positive comparable restaurant sales growth at Pollo Tropical. To date, our hand-battered crispy chicken platform has been a resounding success, with broad appeal and high sales mix across all markets while leveraging our signature 24-hour citrus marinated chicken. We continue to focus on operational execution to support sales increases across all markets as we continue to implement the Plan.”

Mr. Stockinger concluded, “Taco Cabana has also made significant headway in enhancing the overall guest experience. Our brand re-launch began in July when we completed numerous menu enhancements. We have improved the breadth and depth of our menu which now features USDA Choice steak and applewood-smoked brisket, and improved chicken and ground beef, delivering on our promise of authentic, high quality and freshly prepared cuisine, inspired by our original recipes. We are further encouraged by the brand’s sales trajectory and its four consecutive months of comparable restaurant sales growth. We plan to build on this momentum with, among other things, all day breakfast tacos, tacos by the dozen and patio parties featuring an expansion of alcoholic beverages such as our frozen raspberry lemonade made with Tito’s® handmade vodka, complementing our new, shareable appetizers. We are gaining traction and believe that our strategic repositioning of Taco Cabana is attracting new and returning loyal guests.”

Second Quarter 2018 Financial Summary

•	Total revenues increased 2.4% from the prior year period to $176.8 million due primarily to comparable restaurant sales growth at both Pollo Tropical and Taco Cabana;

•
Comparable restaurant sales at Pollo Tropical increased 3.4%, the second consecutive quarter of positive comparable restaurant sales. Comparable restaurant sales were positively impacted by approximately 0.2% related to the fiscal calendar shift of Easter;

•
Comparable restaurant sales at Taco Cabana increased 3.1%, the first quarter of positive comparable restaurant sales since the second quarter of 2016. Comparable restaurant sales were positively impacted by approximately 0.3% related to the fiscal calendar shift of Easter;

•	Net income of $9.5 million or $0.35 per diluted share, compared to the prior year period net loss of $(2.2) million, or $(0.08) per diluted share;

•
Adjusted net income of $6.8 million, or $0.25 per diluted share, compared to the prior year period adjusted net income of $8.1 million, or $0.30 per diluted share (see non-GAAP reconciliation table below); and

•	Consolidated Adjusted EBITDA of $20.2 million compared to the prior year period Consolidated Adjusted EBITDA of $24.1 million (see non-GAAP reconciliation table below).

July 2018 Comparable Restaurant Sales

July 2018 comparable restaurant sales increased 2.2% at Pollo Tropical and increased 8.8% at Taco Cabana.

Second Quarter 2018 Brand Results

Pollo Tropical restaurant sales increased 1.1% to $95.4 million in the second quarter of 2018 compared to the prior year period due primarily to a comparable restaurant sales increase of 3.4%, partially offset by the impact of closing unprofitable restaurants in 2017. The increase in comparable restaurant sales resulted from a 4.4% increase in average check, partially offset by a 1.0% decrease in comparable restaurant transactions. Comparable restaurant sales were positively impacted by approximately 0.2% related to the fiscal calendar shift of Easter. The increase in average check was driven by menu price increases of 4.5%.

Adjusted EBITDA for Pollo Tropical decreased to $15.5 million in the second quarter of 2018 from $17.1 million in the second quarter of 2017 due primarily to the impact of an increase in cost of sales as a percentage of restaurant sales and higher advertising costs primarily driven by the Plan, partially offset by higher comparable restaurant sales and the impact of closing unprofitable restaurants in 2017.

Taco Cabana restaurant sales increased 4.0% to $80.8 million in the second quarter of 2018 compared to the prior year period due primarily to a comparable restaurant sales increase of 3.1%. The increase in comparable restaurant sales resulted from a 10.2% increase in average check, partially offset by a 7.1% decrease in comparable restaurant transactions. Comparable restaurant transactions were negatively impacted primarily by the elimination of deep discounting related to the repositioning of the brand, and by the reduction in overnight operating hours which negatively impacted comparable restaurant sales by 1.5%. Comparable restaurant sales were positively impacted by approximately 0.3% related to the fiscal calendar shift of Easter. The increase in average check was primarily driven by menu price increases of 6.3% and positive sales mix associated with higher priced promotions and new menu items related to brand repositioning.

Adjusted EBITDA for Taco Cabana decreased to $4.6 million in the second quarter of 2018 from $7.0 million in the second quarter of 2017 due primarily to the impact of higher cost of sales as a percentage of restaurant sales and higher restaurant wages and related expenses primarily driven by the Plan, partially offset by higher comparable restaurant sales.

Other Expense (Income)

Other income, net was $3.5 million in the second quarter of 2018 and primarily consisted of $2.8 million in additional insurance recoveries related to Hurricanes Harvey and Irma (the “Hurricanes”) and total gains of $1.1 million on the sales of two restaurant properties, partially offset by the write-off of site development costs of $0.2 million and costs for the removal, transfer and storage of equipment from previously closed restaurants of $0.2 million.

Capital Allocation

Anticipated capital expenditures in 2018 include opening seven new Company-owned Pollo Tropical restaurants in Florida and seven new Company-owned Taco Cabana restaurants in Texas. Up to five of the new Taco Cabana restaurants are conversions from closed Pollo Tropical restaurants, four of which were completed by the end of the second quarter of 2018. Total capital expenditures in 2018 are now expected to be at the high-end of the $60.0 million to $70.0 million range due in part to additional restaurant investments being made to improve food quality and support new menu, catering and technology platforms. We continue to anticipate capital expenditures for the development of new restaurants to be $22.0 million to $25.0 million in 2018.

Restaurant Portfolio

As of July 1, 2018, there were 150 Company-owned Pollo Tropical restaurants, 170 Company-owned Taco Cabana restaurants, 30 franchised Pollo Tropical restaurants in the U.S., Puerto Rico, the Bahamas, Guyana and Panama and eight franchised Taco Cabana restaurants in the U.S.

During the second quarter of 2018, Fiesta opened four Company-owned Pollo Tropical restaurants in Florida and six Company-owned Taco Cabana restaurants in Texas. Two Taco Cabana restaurants closed during the second quarter of 2018 when we opened new Taco Cabana restaurants in superior sites in the same trade areas.

Investor Conference Call Today

Fiesta will host a conference call at 4:30 p.m. ET today. The conference call can be accessed live over the phone by dialing 201-689-8562. A replay will be available after the call until Monday, August 13, 2018, and can be accessed by dialing 412-317-6671. The passcode is 13681560. The conference call will also be webcast live from the corporate website at www.frgi.com, under the investor relations section. A replay of the webcast will be available through the corporate website shortly after the call has concluded.

About Fiesta Restaurant Group, Inc.

Fiesta Restaurant Group, Inc., owns, operates and franchises Pollo Tropical® and Taco Cabana® restaurant brands. The brands specialize in the operation of fast casual/quick service restaurants that offer distinct and unique flavors with broad appeal at a compelling value. The brands feature fresh-made cooking, drive-thru service and catering. For more information about Fiesta Restaurant Group, Inc., visit the corporate website at www.frgi.com.

Forward-Looking Statements

Except for the historical information contained in this news release, the matters addressed are forward-looking statements. Forward-looking statements, written, oral or otherwise made, represent Fiesta's expectation or belief concerning future events. Without limiting the foregoing, these statements are often identified by the words "may," "might," "believes," "thinks," "anticipates," "plans," "expects," "intends" or similar expressions. In addition, expressions of Fiesta's strategies, intentions or plans are also forward-looking statements. Such statements reflect management's current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond Fiesta's control. Investors are referred to the full discussion of risks and uncertainties as included in Fiesta's filings with the Securities and Exchange Commission.

FIESTA RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND SIX MONTHS ENDED JULY 1, 2018 AND JULY 2, 2017
(In thousands of dollars, except share and per share amounts)
(Unaudited)

	Three months ended (a)		Six months ended (a)
	July 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017

Revenues:
Restaurant sales	$176,152	$172,005	$344,985	$346,982
Franchise royalty revenues and fees	675	619	1,326	1,249
Total revenues	176,827	172,624	346,311	348,231
Costs and expenses:
Cost of sales	56,689	50,728	110,254	101,676
Restaurant wages and related expenses (b)	47,677	46,269	94,160	94,401
Restaurant rent expense	8,840	8,915	17,732	18,777
Other restaurant operating expenses	24,654	24,636	48,104	48,704
Advertising expense	5,361	4,292	11,574	11,831
General and administrative expenses (b)(c)	12,820	18,996	27,739	34,694
Depreciation and amortization	9,170	8,596	18,169	17,782
Pre-opening costs	877	910	1,258	1,334
Impairment and other lease charges (d)	784	10,762	122	43,176
Other expense (income), net (e)	(3,545)	798	(3,179)	1,252
Total operating expenses	163,327	174,902	325,933	373,627
Income (loss) from operations	13,500	(2,278)	20,378	(25,396)
Interest expense	986	654	2,055	1,238
Income (loss) before income taxes	12,514	(2,932)	18,323	(26,634)
Provision for (benefit from) income taxes	3,021	(772)	4,646	(9,414)
Net income (loss)	$9,493	$(2,160)	$13,677	$(17,220)
Basic net income (loss) per share	$0.35	$(0.08)	$0.50	$(0.64)
Diluted net income (loss) per share	$0.35	$(0.08)	$0.50	$(0.64)
Basic weighted average common shares outstanding	26,916,295	26,815,015	26,895,302	26,794,560
Diluted weighted average common shares outstanding	26,919,914	26,815,015	26,901,829	26,794,560

(a) The Company uses a 52 or 53 week fiscal year that ends on the Sunday closest to December 31. The three and six month periods ended July 1, 2018 and July 2, 2017 each included 13 and 26 weeks, respectively.

(b) Restaurant wages and related expenses include stock-based compensation of $33 and $(74) for the three months ended July 1, 2018 and July 2, 2017, respectively, and $50 and $35 for the six months ended July 1, 2018 and July 2, 2017, respectively. General and administrative expenses include stock-based compensation expense of $984 and $1,248 for the three months ended July 1, 2018 and July 2, 2017, respectively, and $1,856 and $1,785 for the six months ended July 1, 2018 and July 2, 2017, respectively.

(c) See notes (e) through (h) to the reconciliation of net income (loss) to adjusted net income (loss) in the tables titled "Supplemental Non-GAAP Information".

(d) See note (b) to the reconciliation of net income (loss) to adjusted net income (loss) in the tables titled "Supplemental Non-GAAP Information".

(e) See note (c) to the reconciliation of net income (loss) to adjusted net income (loss) in the tables titled "Supplemental Non-GAAP Information".

FIESTA RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of dollars, except share and per share amounts)
(Unaudited)

	July 1, 2018	December 31, 2017

Assets
Cash	$4,698	$3,599
Other current assets	32,388	37,449
Property and equipment, net	239,647	234,561
Goodwill	123,484	123,484
Deferred income taxes	15,091	17,232
Other assets	7,511	6,988
Total assets	$422,819	$423,313

Liabilities and Stockholders' Equity
Current liabilities	$50,277	$59,844
Long-term debt, net of current portion	74,691	76,425
Deferred income sale-leaseback of real estate	21,664	23,466
Other liabilities	29,983	32,062
Total liabilities	176,615	191,797
Stockholders' equity	246,204	231,516
Total liabilities and stockholders' equity	$422,819	$423,313

FIESTA RESTAURANT GROUP, INC.
Supplemental Information
The following table sets forth certain unaudited supplemental financial and other data for the periods indicated
(In thousands, except percentages):

	(unaudited)		(unaudited)
	Three months ended		Six months ended
	July 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017
Segment revenues:
Pollo Tropical	$95,836	$94,801	$190,778	$194,560
Taco Cabana	80,991	77,823	155,533	153,671
Total revenues	$176,827	$172,624	$346,311	$348,231

Change in comparable restaurant sales (a):
Pollo Tropical	3.4%	(7.7)%	2.2%	(7.2)%
Taco Cabana	3.1%	(4.7)%	0.7%	(4.6)%

Average sales per Company-owned restaurant:
Pollo Tropical
Comparable restaurants (b)	$669	$622	$1,342	$1,236
New restaurants (c)	445	471	878	824
Total company-owned (d)	645	594	1,292	1,148
Taco Cabana
Comparable restaurants (b)	$487	$462	$941	$914
New restaurants (c)	416	500	769	960
Total company-owned (d)	481	463	929	916

Income (loss) before income taxes:
Pollo Tropical	$10,797	$(3,502)	$18,925	$(28,598)
Taco Cabana	1,717	570	(602)	1,964

Adjusted EBITDA:
Pollo Tropical	$15,529	$17,139	$29,976	$31,861
Taco Cabana	4,648	6,982	7,159	13,476

Restaurant-Level Adjusted EBITDA (e):
Pollo Tropical	$22,261	$24,269	$43,845	$46,864
Taco Cabana	10,702	12,910	19,365	25,174
(a) Restaurants are included in comparable restaurant sales after they have been open for 18 months or longer.
(b) Comparable restaurants are restaurants that have been open for 18 months or longer. Average sales for comparable Company-owned restaurants are derived by dividing comparable restaurant sales for such period for the applicable segment by the average number of comparable restaurants for the applicable segment for such period.
(c) New restaurants are restaurants that have been open for less than 18 months. Average sales for new Company-owned restaurants are derived by dividing new restaurant sales for such period for the applicable segment by the average number of new restaurants for the applicable segment for such period.
(d) Average sales for total Company-owned restaurants are derived by dividing restaurant sales for such period for the applicable segment by the average number of open restaurants for the applicable segment for such period.
(e) Restaurant-Level Adjusted EBITDA is a non-GAAP financial measure. Please see the reconciliation from net income (loss) to Restaurant-Level Adjusted EBITDA in the table titled "Supplemental Non-GAAP Information".

FIESTA RESTAURANT GROUP, INC.
Supplemental Information
The following table sets forth certain unaudited supplemental data for the periods indicated:

	Three months ended		Six months ended
	July 1, 2018	July 2, 2017	July 1, 2018	July 2, 2017

Company-owned restaurant openings:
Pollo Tropical	4	3	4	6
Taco Cabana	6	2	6	3
Total new restaurant openings	10	5	10	9

Company-owned restaurant closings:
Pollo Tropical	—	(30)	—	(30)
Taco Cabana	(2)	—	(2)	—
Net change in restaurants	8	(25)	8	(21)

Number of Company-owned restaurants:
Pollo Tropical	150	153	150	153
Taco Cabana	170	169	170	169
Total Company-owned restaurants	320	322	320	322

Number of franchised restaurants:
Pollo Tropical	30	32	30	32
Taco Cabana	8	7	8	7
Total franchised restaurants	38	39	38	39

Total number of restaurants:
Pollo Tropical	180	185	180	185
Taco Cabana	178	176	178	176
Total restaurants	358	361	358	361

FIESTA RESTAURANT GROUP, INC.
Supplemental Information
The following table sets forth certain unaudited supplemental financial and other data for the periods indicated
(In thousands, except percentages):

	Three months ended
	July 1, 2018		July 2, 2017
		(a)		(a)
Pollo Tropical:
Restaurant sales	$95,377		$94,374
Cost of sales	31,482	33.0%	28,956	30.7%
Restaurant wages and related expenses	21,549	22.6%	21,691	23.0%
Restaurant rent expense	4,335	4.5%	4,472	4.7%
Other restaurant operating expenses	12,634	13.2%	12,930	13.7%
Advertising expense	3,130	3.3%	2,011	2.1%
Depreciation and amortization	5,363	5.6%	5,435	5.8%
Pre-opening costs	341	0.4%	451	0.5%
Impairment and other lease charges	685	0.7%	10,536	11.2%

Taco Cabana:
Restaurant sales	$80,775		$77,631
Cost of sales	25,207	31.2%	21,772	28.0%
Restaurant wages and related expenses	26,128	32.3%	24,578	31.7%
Restaurant rent expense	4,505	5.6%	4,443	5.7%
Other restaurant operating expenses	12,020	14.9%	11,706	15.1%
Advertising expense	2,231	2.8%	2,281	2.9%
Depreciation and amortization	3,807	4.7%	3,161	4.1%
Pre-opening costs	536	0.7%	459	0.6%
Impairment and other lease charges	99	0.1%	226	0.3%

	Six months ended
	July 1, 2018		July 2, 2017
		(a)		(a)
Pollo Tropical:
Restaurant sales	$189,855		$193,684
Cost of sales	62,497	32.9%	58,903	30.4%
Restaurant wages and related expenses	43,705	23.0%	45,737	23.6%
Restaurant rent expense	8,632	4.5%	9,847	5.1%
Other restaurant operating expenses	24,749	13.0%	26,319	13.6%
Advertising expense	6,446	3.4%	6,336	3.3%
Depreciation and amortization	10,679	5.6%	11,518	5.9%
Pre-opening costs	565	0.3%	783	0.4%
Impairment and other lease charges	144	0.1%	42,607	22.0%

Taco Cabana:
Restaurant sales	$155,130		$153,298
Cost of sales	47,757	30.8%	42,773	27.9%
Restaurant wages and related expenses	50,455	32.5%	48,664	31.7%
Restaurant rent expense	9,100	5.9%	8,930	5.8%
Other restaurant operating expenses	23,355	15.1%	22,385	14.6%
Advertising expense	5,128	3.3%	5,495	3.6%
Depreciation and amortization	7,490	4.8%	6,264	4.1%
Pre-opening costs	693	0.4%	551	0.4%
Impairment and other lease charges	(22)	—%	569	0.4%
(a) Percent of restaurant sales for the applicable segment.

FIESTA RESTAURANT GROUP, INC.
Supplemental Non-GAAP Information
The following table sets forth certain unaudited supplemental financial data for the periods indicated
(In thousands):

Consolidated Adjusted EBITDA and Restaurant-level Adjusted EBITDA are non-GAAP financial measures. Adjusted EBITDA is defined as earnings attributable to the applicable operating segments before interest expense, income taxes, depreciation and amortization, impairment and other lease charges, stock-based compensation expense, other expense (income), net, and certain significant items for each segment that are related to strategic changes and/or are not related to the ongoing operation of our restaurants as set forth in the reconciliation table below. Adjusted EBITDA for each of our segments includes an allocation of general and administrative expenses associated with administrative support for executive management, information systems and certain finance, legal, supply chain, human resources, construction and other administrative functions. Restaurant-level Adjusted EBITDA is defined as Adjusted EBITDA excluding franchise royalty revenues and fees, pre-opening costs and general and administrative expenses (including corporate-level general and administrative expenses).

Adjusted EBITDA for each of our segments is the primary measure of segment profit or loss used by our chief operating decision maker for purposes of allocating resources to our segments and assessing their performance. In addition, management believes that Consolidated Adjusted EBITDA and Restaurant-level Adjusted EBITDA, when viewed with our results of operations calculated in accordance with GAAP and our reconciliation of net income (loss) to Consolidated Adjusted EBITDA and Restaurant-level Adjusted EBITDA (i) provide useful information about our operating performance and period-over-period changes, (ii) provide additional information that is useful for evaluating the operating performance of our business, and (iii) permit investors to gain an understanding of the factors and trends affecting our ongoing earnings, from which capital investments are made and debt is serviced. However, such measures are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income or cash flow from operating activities as indicators of operating performance or liquidity. Also, these measures may not be comparable to similarly titled captions of other companies.

Three Months Ended	Pollo Tropical	Taco Cabana	Consolidated
July 1, 2018:
Net income			$9,493
Provision for income taxes			3,021
Income before taxes	$10,797	$1,717	$12,514
Add:
Non-general and administrative expense adjustments:
Depreciation and amortization	5,363	3,807	9,170
Impairment and other lease charges	685	99	784
Interest expense	491	495	986
Other expense (income), net	(1,894)	(1,651)	(3,545)
Stock-based compensation expense in restaurant wages	14	19	33
Total Non-general and administrative expense adjustments	4,659	2,769	7,428
General and administrative expense adjustments:
Stock-based compensation expense	584	400	984
Board and shareholder matter costs	(328)	(269)	(597)
Strategic Renewal Plan restructuring costs and retention bonuses	(16)	31	15
Legal settlements and related costs	(167)	—	(167)
Total General and administrative expense adjustments	73	162	235
Adjusted EBITDA:	$15,529	$4,648	$20,177
Restaurant-level Adjustments:
Add: Pre-opening costs	341	536	877
Add: Other general and administrative expense(1)	6,850	5,734	12,584
Less: Franchise royalty revenue and fees	459	216	675
Restaurant-level Adjusted EBITDA:	$22,261	$10,702	$32,963

July 2, 2017:
Net loss			$(2,160)
Benefit from income taxes			(772)
Income (loss) before taxes	$(3,502)	$570	$(2,932)
Add:
Non-general and administrative expense adjustments:
Depreciation and amortization	5,435	3,161	8,596
Impairment and other lease charges	10,536	226	10,762
Interest expense	295	359	654
Other expense (income), net	853	(55)	798
Stock-based compensation expense in restaurant wages	(45)	(29)	(74)
Unused pre-production costs in advertising expense	—	88	88
Total Non-general and administrative expense adjustments	17,074	3,750	20,824
General and administrative expense adjustments:
Stock-based compensation expense	640	608	1,248
Terminated capital project	7	6	13
Board and shareholder matter costs	1,767	1,332	3,099
Strategic Renewal Plan restructuring costs and retention bonuses	1,153	716	1,869
Total General and administrative expense adjustments	3,567	2,662	6,229
Adjusted EBITDA:	$17,139	$6,982	$24,121
Restaurant-level Adjustments:
Add: Pre-opening costs	451	459	910
Add: Other general and administrative expense(1)	7,106	5,661	12,767
Less: Franchise royalty revenue and fees	427	192	619
Restaurant-level Adjusted EBITDA:	$24,269	$12,910	$37,179

Six Months Ended	Pollo Tropical	Taco Cabana	Consolidated
July 1, 2018:
Net income			$13,677
Provision for income taxes			4,646
Income (loss) before taxes	$18,925	$(602)	$18,323
Add
Non-general and administrative expense adjustments
Depreciation and amortization	10,679	7,490	18,169
Impairment and other lease charges	144	(22)	122
Interest expense	1,019	1,036	2,055
Other expense (income), net	(1,548)	(1,631)	(3,179)
Stock-based compensation expense in restaurant wages	19	31	50
Total Non-general and administrative expense adjustments	10,313	6,904	17,217
General and administrative expense adjustments
Stock-based compensation expense	1,051	805	1,856
Board and shareholder matter costs	(328)	(269)	(597)
Strategic Renewal Plan restructuring costs and retention bonuses	182	321	503
Legal settlements and related costs	(167)	—	(167)
Total General and administrative expense adjustments	738	857	1,595
Adjusted EBITDA	$29,976	$7,159	$37,135
Restaurant-level Adjustments:
Add: Pre-opening costs	565	693	1,258
Add: Other general and administrative expense(1)	14,227	11,916	26,143
Less: Franchise royalty revenue and fees	923	403	1,326
Restaurant-level Adjusted EBITDA:	$43,845	$19,365	$63,210

July 2, 2017:
Net loss			$(17,220)
Benefit from income taxes			(9,414)
Income (loss) before taxes	$(28,598)	$1,964	$(26,634)
Add:
Non-general and administrative expense adjustments:
Depreciation and amortization	11,518	6,264	17,782
Impairment and other lease charges	42,607	569	43,176
Interest expense	544	694	1,238
Other expense (income), net	1,050	202	1,252
Stock-based compensation expense in restaurant wages	—	35	35
Unused pre-production costs in advertising expense	322	88	410
Total Non-general and administrative expense adjustments	56,041	7,852	63,893
General and administrative expense adjustments:
Stock-based compensation expense	955	830	1,785
Terminated capital project	484	365	849
Board and shareholder matter costs	2,225	1,678	3,903
Strategic Renewal Plan restructuring costs and retention bonuses	1,227	787	2,014
Legal settlements and related costs	(473)	—	(473)
Total General and administrative expense adjustments	4,418	3,660	8,078
Adjusted EBITDA:	$31,861	$13,476	$45,337
Restaurant-Level Adjustments:
Add: Pre-opening costs	783	551	1,334
Add: Other general and administrative expense(1)	15,096	11,520	26,616
Less: Franchise royalty revenue and fees	876	373	1,249
Restaurant-Level Adjusted EBITDA:	$46,864	$25,174	$72,038
(1) Excludes general and administrative adjustments above.

FIESTA RESTAURANT GROUP, INC.
Supplemental Non-GAAP Information
The following table sets forth certain unaudited supplemental financial data for the periods indicated
(In thousands of dollars, except per share amounts):

Adjusted net income and related adjusted diluted earnings per share are non-GAAP financial measures. Adjusted net income is defined as net income (loss) before impairment and other lease charges, other expense (income), net, unused pre-production costs in advertising expense, terminated capital project costs, board and shareholder matter costs, Strategic Renewal Plan restructuring costs and retention bonuses, certain legal settlements and related costs and other significant items that are related to strategic changes and/or are not related to the ongoing operation of our restaurants. Management believes that adjusted net income and related adjusted earnings per diluted share, when viewed with our results of operations calculated in accordance with GAAP (i) provide useful information about our operating performance and period-over-period growth, (ii) provide additional information that is useful for evaluating the operating performance of our business, and (iii) permit investors to gain an understanding of the factors and trends affecting our ongoing earnings, from which capital investments are made and debt is serviced. However, such measures are not measures of financial performance or liquidity under GAAP and, accordingly should not be considered as alternatives to net income or net income per share as indicators of operating performance or liquidity. Also, these measures may not be comparable to similarly titled captions of other companies.

	(unaudited)
	Three months ended
	July 1, 2018				July 2, 2017
	Income Before Income Taxes	Provision For Income Taxes (a)	Net Income	Diluted EPS	Income (Loss) Before Income Taxes	Provision For (Benefit From) Income Taxes (a)	Net Income (Loss)	Diluted EPS
Reported - GAAP	$12,514	$3,021	$9,493	$0.35	$(2,932)	$(772)	$(2,160)	$(0.08)
Adjustments:
Non-general and administrative expense adjustments:
Impairment and other lease charges (b)	784	193	591	0.02	10,762	4,100	6,662	0.25
Other expense (income), net (c)	(3,545)	(873)	(2,672)	(0.10)	798	304	494	0.02
Unused pre-production costs in advertising expense (d)	—	—	—	—	88	34	54	—
Total Non-general and administrative expense	(2,761)	(680)	(2,081)	(0.08)	11,648	4,438	7,210	0.27
General and administrative expense adjustments:
Terminated capital project (e)	—	—	—	—	13	5	8	—
Board and shareholder matter costs (f)	(597)	(147)	(450)	(0.02)	3,099	1,181	1,918	0.07
Strategic Renewal Plan restructuring costs and retention bonuses (g)	15	4	11	—	1,869	712	1,157	0.04
Legal settlements and related costs (h)	(167)	(41)	(126)	—	—	—	—	—
Total General and administrative expense	(749)	(184)	(565)	(0.02)	4,981	1,898	3,083	0.11
Adjusted - Non-GAAP	$9,004	$2,157	$6,847	$0.25	$13,697	$5,564	$8,133	$0.30

	(unaudited)
	Six months ended
	July 1, 2018				July 2, 2017
	Income Before Income Taxes	Provision For Income Taxes (a)	Net Income	Diluted EPS	Income (Loss) Before Income Taxes	Provision For (Benefit From) Income Taxes (a)	Net Income (Loss)	Diluted EPS
Reported - GAAP	$18,323	$4,646	$13,677	$0.50	$(26,634)	$(9,414)	$(17,220)	$(0.64)
Adjustments:
Non-general and administrative expense adjustments:
Impairment and other lease charges (b)	122	30	92	—	43,176	16,451	26,725	0.99
Other expense (income), net (c)	(3,179)	(783)	(2,396)	(0.09)	1,252	477	775	0.03
Unused pre-production costs in advertising expense (d)	—	—	—	—	410	156	254	0.01
Total Non-general and administrative expense	(3,057)	(753)	(2,304)	(0.08)	44,838	17,084	27,754	1.03
General and administrative expense adjustments:
Terminated capital project (e)	—	—	—	—	849	323	526	0.02
Board and shareholder matter costs (f)	(597)	(147)	(450)	(0.02)	3,903	1,487	2,416	0.09
Strategic Renewal Plan restructuring costs and retention bonuses (g)	503	124	379	0.01	2,014	767	1,247	0.05
Legal settlements and related costs (h)	(167)	(41)	(126)	—	(473)	(180)	(293)	(0.01)
Total General and administrative expense	(261)	(64)	(197)	(0.01)	6,293	2,397	3,896	0.14
Adjusted - Non-GAAP	$15,005	$3,829	$11,176	$0.41	$24,497	$10,067	$14,430	$0.53

(a) The provision (benefit) for income taxes related to the adjustments was calculated using the Company's combined federal statutory and estimated state rate of 24.6% and 38.1% for the periods ending July 1, 2018 and July 2, 2017, respectively. For fiscal years beginning January 1, 2018, our federal statutory tax rate is 21% as a result of the enactment of the Tax Cuts and Jobs Act (the "Act") in December 2017.

(b) Impairment and other lease charges for the three and six months ended July 1, 2018 primarily include lease charges, net of recoveries, of $0.5 million related to certain previously closed restaurants due to adjustments to estimates of future lease costs and impairment charges of $0.3 million primarily related to previously closed restaurants as well as one underperforming Taco Cabana restaurant with a short remaining lease term. Impairment and other lease charges for the six months ended July 1, 2018 also include a net benefit of $(0.7) million in lease charge recoveries due primarily to a lease termination, a lease assignment, subleases and other adjustments to estimates of future lease costs in the first quarter of 2018.

Impairment and other lease charges for the three and six months ended July 2, 2017 include impairment charges of $3.8 million and $35.7 million, and other lease charges, net of recoveries, of $6.7 million and $6.9 million, respectively, related to impairment and closures of underperforming Pollo Tropical restaurants in the first and second quarters of 2017. Impairment and other lease charges for the three and six months ended July 2, 2017 also include impairment charges of $0.2 million and $0.6 million, respectively, related to underperforming Taco Cabana restaurants.

(c) Other expense (income), net for the three and six months ended July 1, 2018 primarily includes $2.8 million in insurance recoveries related to the Hurricanes and total gains of $1.1 million and $1.2 million, respectively, on the sales of restaurant properties, partially offset by the write-off of site development costs of $0.2 million and $0.3 million, respectively, and costs for the removal, transfer and storage of equipment from closed restaurants of $0.2 million and $0.5 million, respectively. Other expense (income), net for the three and six months ended July 2, 2017, includes the write-off of site costs related to locations that we decided not to develop, costs for the removal of signs and equipment related to the closure of Pollo Tropical restaurants and severance for restaurant employees, partially offset by expected business interruption proceeds related to a Taco Cabana restaurant that was temporarily closed due to a fire.

(d) Unused pre-production costs for the three and six months ended July 2, 2017, include costs for advertising pre-production that were not used.

(e) Terminated capital project costs for the three and six months ended July 2, 2017, include costs related to the write-off of a capital project that was terminated in the first quarter of 2017.

(f) Board and shareholder matter costs for the three and six months ended July 1, 2018 include fee reductions and final insurance recoveries related to 2017 shareholder activism costs. Board and shareholder matter costs for the three and six months ended and July 2, 2017 include fees related to shareholder activism and CEO and board member searches.

(g) Strategic Renewal Plan restructuring costs and retention bonuses for the three and six months ended July 1, 2018 and July 2, 2017, include severance related to the Plan and reduction in force and bonuses paid to certain employees for retention purposes.

(h) Legal settlements and related costs for the three and six months ended July 1, 2018 and six months ended July 2, 2017 include reductions to final settlement amounts and benefits related to litigation matters.